SPACEDEV, INC.
                           2004 EQUITY INCENTIVE PLAN

1. PURPOSES OF PLAN. The purpose of this Equity Incentive Plan (the "Plan") is to provide selected eligible Employees, directors and Consultants of and to the Company, its Subsidiaries, and Affiliates an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them. Options granted under the Plan may be Incentive Stock Options or Non-statutory Stock Options, as determined by the Board of Directors or a committee appointed by the Board of Directors at the time of grant. Limited Rights and Stock Awards may also be granted under the Plan.

2.     DEFINITIONS.  As  used  herein,  the  following  definitions shall apply:

     (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Code and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

     (b) "Alternate Option Payment Mechanism" refers to one of several methods available to a Participant to fund the exercise of a stock option set out in Section 13 hereof. These mechanisms include: broker assisted cashless exercise and stock for stock exchange.

     (c) "Award" means a grant of one or some combination of one or more Non-statutory Stock Options, Incentive Stock Options, Limited Rights and/or Stock Awards under the provisions of this Plan.

     (d) "Board of Directors" or "Board" means the board of directors of the Company.

     (e) "Change in Control" means a change in control of the Company of a nature that; (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect as of August 23, 2004, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the Company's outstanding securities; or (B) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity; or (D) after a solicitation of shareholders of the Company, by someone other than current management of the Company, stockholders approve a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan would be exchanged for or converted into cash or property or securities not issued by the Company; or (E) a tender offer is made for 20% or more of the voting securities of the Company.

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     (f)  "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     (g) "Committee" means the Compensation Committee or, if no Compensation Committee is sitting at any time, then a committee consisting of the entire Board of Directors or consisting solely of two or more members of the Board of Directors who are defined as Non-Employee Directors, as such term is defined under Rule 16b-3(b)(3)(i) under the Exchange Act as promulgated by the Securities and Exchange Commission.

     (h) "Common Stock" means the $0.0001 par value Common Stock of the Company, or any stock exchanged for shares of Common Stock pursuant to Section 17 hereof.

     (i)  "Company"  means  SpaceDev,  Inc.,  a  Colorado  corporation.

     (j) "Consultant" means any person who is engaged by the Company or Subsidiary to render consulting or advisory services to such entity.

     (k)  "Continuous  Employment"  means  "continuous employment" as defined in
     Section  422  of  the  Code.

     (l)  "Date  of  Grant"  means  the  effective  date  of  an  Award.

     (m) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him or, in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

     (n)  "Effective Date" means August 5, 2004, the effective date of the Plan.

     (o) "Employee" means any person who is currently employed by the Company or an Affiliate, including Officers, but such term shall not include Outside Directors.

     (p) "Employee Participant" means an Employee, including an Officer, who holds an outstanding Award under the terms of the Plan.

     (q)  "Exchange  Act" means the Securities Exchange Act of 1934, as amended.

     (r) "Exercise Price" means the purchase price per share of Common Stock deliverable upon the exercise of each Option in order for the Option to be exchanged for shares of Common Stock.

     (s)  "Fair  Market  Value"  shall  be  determined  as  follows:

          (i) By multiplying the closing sales price for the Common Stock (or the closing bid, if no sales were reported) by the total volume of sales for the day (the "Product"). The Product shall then be calculated for the five (5) days preceding the time of determination. The Fair Market Value shall then be the sum of the Products for each of the five (5) days preceding the time of determination divided by the total volume of sales for the five (5) days preceding the time of the determination.

          (ii) The volume of sales and the closing price (or the closing bid, if no sales were reported) shall be as reported in The Wall Street Journal or such other source as the Committee deems reliable

     (t) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 9 hereof and is intended to be such under
     Section  422  of  the  Code.

     (u) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 10 hereof.

     (v) "Non-statutory Stock Option" means an Option to a Participant pursuant to Section 8 hereof, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee as a Non-statutory Stock Option or which is designated an Incentive Stock Option under Section 9 hereof, but does not meet the requirements of such under
     Section  422  of  the  Code.

     (w) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (x) "Option" means the right to buy a fixed amount of Common Stock at the Exercise Price within a limited period of time designated as the term of the option as granted under Section 8 or 9 hereof.

     (y) "Outside Director" means a member of the Board of Directors or a director emeritus of the Company or its Affiliates, who is not also an Employee.

     (z) "Outside Director Participant" means an Outside Director who holds an outstanding Award under the terms of the Plan.

     (aa) "Participant(s)" means collectively an Employee Participant and/or an Outside Director Participant who hold(s) outstanding Awards under the terms of the Plan.

     (bb) "Retirement" with respect to an Employee Participant means termination of employment which constitutes retirement under any tax qualified plan. However, "Retirement" will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve as a Consultant to or on the Board of Directors of the Company or its Affiliates even if such Participant is receiving retirement benefits under any retirement plan of the Company or its Affiliates. With respect to an Outside Director Participant, "Retirement" means the termination of service from the Board of Directors of the Company or its Affiliates following written notice to the Board as a whole of such Outside Director's intention to retire, except that an Outside Director Participant shall not be deemed to have "retired" for purposes of the Plan in the event he continues to serve as a Consultant to the Board or as an advisory director or director emeritus, including pursuant to any retirement plan of the Company.

     (cc) "Stock Awards" are Awards of Common Stock which may vest immediately or over a period of time. Vesting of Stock Awards under Section 11 hereof may be contingent upon the occurrence of specified events or the attainment of specified performance goals as determined by the Committee.

     (dd) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     (ee) "Termination for Cause" shall mean, in the case of a director, removal from the Board of Directors, or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of Participant's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

3.     ADMINISTRATION.

     (a) The Plan shall be administered by the Committee, which shall be constituted to comply with applicable laws. Subject to the provisions of the Plan, the specific duties of the Committee, and subject to the approval of any relevant authorities, the Committee shall have the authority in its discretion:

          (i)  to  determine  the  Fair  Market  Value;

          (ii) to select the Employees, directors and Consultants to whom Awards may from time to time be granted hereunder;

          (iii)  to  approve  forms  of  agreement  for  use  under  the  Plan;

          (iv) to determine the terms and conditions of any Award granted hereunder, subject to the provisions hereof. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

          (v) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

          (vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (vii) to allow Participants to satisfy withholding tax obligations on Options by electing to have the Company withhold from the Common Stock to be issued upon exercise of an Option that number of shares having a Fair Market Value equal to the amount required to be withheld. The
          Fair Market Value of the Common Stock to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by optionees to have shares withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable; and

          (viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

     (b) All determinations and interpretations made by the Committee shall be binding and conclusive on all Employee Participants, Outside Director Participants and Consultants in the Plan and on their legal representatives and beneficiaries.

4.     TYPES  OF  AWARDS  AND  RELATED  RIGHTS.

     The following Awards and related rights as described below in Paragraphs 8 through 11 hereof may be granted under the Plan:

     (a)  Non-statutory  Stock  Options
     (b)  Incentive  Stock  Options
     (c)  Limited  Rights
     (d)  Stock  Awards

5.     STOCK  SUBJECT  TO  THE  PLAN.

     Subject to adjustment as provided in Section 17 hereof, the maximum number of shares of Common Stock reserved for Awards under the Plan is 2,000,000 shares. These shares of Common Stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Company. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Stock Awards or Options terminate, expire, or are forfeited without having been exercised (or in cases where a Limited Right has been granted in connection with an Option, the amount of such Limited Right received in lieu of the exercise of such Option), new Awards may be made with respect to those shares underlying such terminated, expired or forfeited Options or Stock Awards.

6.     ELIGIBILITY.

     (a) Non-statutory Stock Options, Limited Rights and Stock Awards may be granted to Outside Directors and Consultants of the Company by the Committee, pursuant to the terms of this Plan.

     (b)  Incentive  Stock  Options  may  be  granted  only  to  Employees.

     (c) Each Option shall be designated in the grant notice as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-statutory Stock Options. For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock shall be determined as of the time the Option with respect to such shares is granted.

7.     TERM.

     (a) The Plan shall become effective upon the Effective Date and shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 of the Plan.

     (b) The Plan shall become effective upon being presented to shareholders for ratification for the purpose of obtaining preferential tax treatment for Incentive Stock Options. The failure to obtain shareholder ratification for such purpose will not effect the validity of the Plan and the Options thereunder; provided, however, that if the Plan is not ratified, the Plan shall remain in full force and effect, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-statutory Stock Options.

8.     NON-STATUTORY  STOCK  OPTIONS.

     The Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded under the Plan, from time to time, grant Non-statutory Stock Options to Employees, Outside Directors, advisors and Consultants upon such terms and conditions as the Committee may determine and grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan under such terms and conditions as the Committee may determine. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) EXERCISE PRICE. The Exercise Price of each Non-statutory Stock Option shall be determined by the Committee. Such Exercise Price shall not be less than 85% of the Fair Market Value of the Company's Common Stock on the Date of Grant. Shares of Common Stock underlying a Non-statutory Stock Option may be purchased only upon full payment of the Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 13 hereof.

     (b) TERMS OF NON-STATUTORY STOCK OPTIONS. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than ten (10) years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable. The Committee may also determine as of the Date of Grant any other specific conditions or specific performance goals which must be satisfied prior to the Non-statutory Stock Option becoming exercisable. The shares of Common Stock underlying each Non-statutory Stock Option installment may be purchased in whole or in part by the Participant at any time during the term of such Non-statutory Stock Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part, subject to applicable rules and regulations. The acceleration of any Non-statutory Stock Option under the authority of this paragraph shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Non-statutory Stock Options. Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Non-statutory Stock Option is not transferable and may be exercisable in his or her lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Non-statutory Stock Option is transferable by will or the laws of descent and distribution.

     (c) NSO AGREEMENT. The terms and conditions of any Non-statutory Stock Option granted shall be evidenced by a written agreement (the "NSO Agreement") which shall be subject to the terms and conditions of the Plan.

     (d) TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of three (3) months following termination; provided that in the event of termination of a Participant's employment or service due to Retirement, the Participant shall have up to one (1) year following the Participant's cessation of employment or service to exercise the Participant's immediately exercisable Non-statutory Options. Notwithstanding any provisions set forth herein or contained in any NSO Agreement relating to an award of a Non-statutory Stock Option, in the event of termination of the Participant's employment or service for Disability or death, all Non-statutory Stock Options held by such Participant shall be exercisable, as to the then vested portion, for one (1) year after such termination of service, and, in the event of a Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire immediately upon such Termination for Cause. Notwithstanding the above, in no event shall any Non-statutory Stock Options be exercisable beyond the expiration of the Non-Statutory Stock Option term.

     (e) PROCEDURE FOR EXERCISE. Any Non-statutory Stock Option granted under this Section 9 shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Committee and set forth in the notice of grant. An Option may not be exercised for a fraction of a share. An Option shall be deemed exercised when the Company receives:

          (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; and

          (ii) full payment for the shares of Common Stock with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan. Common Stock issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Common Stock is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such shares of Common Stock promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 17 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of shares as to which the Option is exercised.

9.     INCENTIVE  STOCK  OPTIONS.

     The Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded under the Plan, from time to time, grant Incentive Stock Options to Employees upon such terms and conditions as the Committee may determine. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) EXERCISE PRICE. The Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted to an Employee Participant, such Employee Participant owns Common Stock representing more than 10% of the total combined voting securities of the Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee Participant, or by or for any corporation, partnership, estate or trust of which such Employee Participant is a shareholder, partner or beneficiary) ("10% Owner"), the Exercise Price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 13 hereof.

     (b) AMOUNTS OF INCENTIVE STOCK OPTIONS. Subject to Section 6(b) hereof, Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. The provisions of this Section 9(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an Award of an Incentive Stock Option under this Section 9 exceeds this $100,000 limit, the portion of the Award in excess of such limit shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate Options granted as Incentive Stock Options as Non-statutory Stock Options. Such Non-statutory Stock Options shall be subject to Section 8 hereof.

     (c) TERMS OF INCENTIVE STOCK OPTIONS. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the Date of Grant. If, at the time of grant, an Incentive Stock Option is granted to an Employee Participant who is a 10% Owner, the Incentive Stock Option granted to such Employee Participant shall not be exercisable after the expiration of five (5) years from the Date of Grant. No Incentive Stock Option is transferable except by will or the laws of descent and distribution and is exercisable in his or her lifetime only by the Employee Participant to whom it is granted. The designation of a beneficiary does not constitute a transfer.

     Notwithstanding the provisions of Section 8 of this Plan, the Committee shall have the authority to determine the date on which each Incentive Stock Option shall become exercisable. The Committee may also determine as of the Date of Grant any other specific conditions or specific performance goals which must be satisfied prior to the Incentive Stock Option becoming exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, subject to applicable rules and regulations. The acceleration of any Incentive Stock Option under the authority of this paragraph shall not create a right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Incentive Stock Options.

     (d) ISO AGREEMENT. The terms and conditions of any Incentive Stock Option granted shall be evidenced by a written agreement (the "ISO Agreement"), which shall be subject to the terms and conditions of the Plan.

     (e) TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee, upon the termination of an Employee Participant's Continuous Service for any reason other than Disability, death or Termination for Cause, the Employee Participant's Incentive Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of three
     (3)  months  following  termination,  except  that  in  the  event  of  the
     termination  of  an  Employee  Participant's  Continuous  Service  due   to
     Retirement, the Participant shall have up to one (1) year following the Participant's cessation of employment to exercise any Incentive Stock Options exercisable on that date. Notwithstanding any provision set forth herein or contained in any ISO Agreement relating to an award of an Incentive Stock Option, in the event of termination of the Employee
     Participant's Continuous Service for Disability or death, all Incentive Stock Options held by such Employee Participant shall be exercisable, as to the then vested portion, for one (1) year after such termination, and, in the event of Termination for Cause, all rights under the Employee Participant's Incentive Stock Options shall expire immediately upon termination. Notwithstanding anything contained herein to the contrary, no Incentive Stock Option shall be eligible for treatment as an Incentive Stock Option in the event such Incentive Stock Option is exercised more than three (3) months following the date of a Participant's cessation of employment. In no event shall an Incentive Stock Option be exercisable beyond the expiration of the Incentive Stock Option term.

     (f)  COMPLIANCE  WITH  CODE. The Incentive Stock Options granted under this
     Section 9 are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of Section 422 of the Code. All Options that do not so qualify shall be treated as Non-statutory Stock Options.

     (g)  PROCEDURE  FOR EXERCISE. Any Incentive Stock Option granted under this
     Section 9 shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Committee and set forth in the notice of grant. Unless the Committee provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a share. An Option shall be deemed exercised when the Company receives:

          (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; and

          (ii) full payment for the shares of Common Stock with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan. Common Stock issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Common Stock is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such shares of Common Stock promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 17 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of shares as to which the Option is exercised.

10.     LIMITED  RIGHT.

     Simultaneously with the grant of any Option to a Participant, the Committee may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) TERMS OF RIGHTS. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six (6) months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option.

     Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the purchase price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

     (b) PAYMENT. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the difference between the Exercise Price of the underlying Option and the Fair Market Value of the Common Stock subject to the underlying Option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is exercised. Payments shall be less any applicable tax withholding as set forth in Section 18 hereof.

11.     STOCK  AWARD.

     The Committee (or in the case of an Outside Director Participant, the Board of Directors) may, subject to the limitations of the Plan, from time to time, make an Award of shares of Common Stock to Employees and Outside Directors ("Stock Awards"). The Stock Awards shall be made subject to the following terms and conditions:

     (a) PAYMENT OF THE STOCK AWARD. The Stock Award may only be made in whole shares of Common Stock. Stock Awards may only be granted from shares reserved under the Plan but unawarded at the time the new Stock Award is made.

     (b) TERMS OF THE STOCK AWARDS. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Stock Award. Notwithstanding other paragraphs in this Section 11, the Committee may, in its sole discretion, accelerate the vesting of any Stock Award. The acceleration of any Stock Award under the authority of this paragraph shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Stock Awards.

     (c) STOCK AWARD AGREEMENT. The terms and conditions of any Stock Award shall be evidenced by an agreement (the "Stock Award Agreement"), which such Stock Award Agreement will be subject to the terms and conditions of the Plan. Each Stock Award Agreement shall set forth:

          (i)  the  period  over  which  the  Stock  Award  will  vest;  and

          (ii) the performance goals, if any, which must be satisfied prior to the vesting of any installment or portion of the Stock Award. The performance goals may be set by the Committee on an individual level, for all Participants, for all Awards made during a given period of time, or for all Awards for indefinite periods;

     (d) CERTIFICATION OF ATTAINMENT OF THE PERFORMANCE GOAL. No Stock Award or portion thereof that is subject to a performance goal is to be distributed to the Participant until the Committee certifies that the underlying performance goal has been achieved.

     (e) TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death or Termination for Cause, the Participant's unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. Notwithstanding any provisions set forth herein or contained in any Agreement relating to an award of a Stock Option or Stock Award, in the event of termination of the Participant's service due to Disability or death, all unvested Stock Awards held by such Participant shall immediately vest and, in the event of the Participant's Termination for Cause, the Participant's unvested Stock Awards as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

     (f) NON-TRANSFERABILITY. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

          (i) The recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this Section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

          (ii) Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his or her lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer.

          (iii)  If a recipient of a Stock Award is subject to the provisions of
          Section 18 of the Exchange Act, shares of Common Stock subject to such Stock Award may not, without the written consent of the Committee (which consent may be given in the Stock Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant of the Stock Award.

     (g) ACCRUAL OF DIVIDENDS. Whenever shares of Common Stock underlying a Stock Award are distributed to a Participant or beneficiary thereof under the Plan, such Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends or distributions (other than distributions in shares of Common Stock) and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the date the relevant Stock Award was granted and the date the relevant Stock Award or installment thereof is issued.

     (h) VOTING OF STOCK AWARDS. After a Stock Award has been granted but for which the shares covered by such Stock Award have not yet been earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to direct the Company's Secretary as to the voting of such shares of Common Stock which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose. All shares of Common Stock as to which Participants are not entitled to direct, or have not directed, the voting, shall be voted by the Company's Secretary in the same proportion as the Common Stock covered by Stock Awards which have been awarded is voted.

12.     PAYOUT  ALTERNATIVES.

     Payments due to a Participant upon the exercise or redemption of an Award, may be made subject to the following terms and conditions:

     (a) DISCRETION OF THE COMMITTEE. The Committee has the sole discretion to determine what form of payment (whether monetary, Common Stock, a combination of payout alternatives or otherwise) it shall use in making distributions of payments for all Awards. If the Committee requests any or all Participants to make an election as to form of distribution or payment, it shall not be considered bound by the election.

     (b) PAYMENT IN THE FORM OF COMMON STOCK. Any shares of Common Stock tendered in satisfaction of an obligation arising under this Plan shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the issuance of such stock to the Participant.

13.     ALTERNATE  OPTION  PAYMENT  MECHANISM.

     The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the ISO or NSO Agreement covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

     (a) CASH PAYMENT. The exercise price may be paid in cash or by certified check.

     (b) BORROWED FUNDS. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

     (c)  EXCHANGE  OF  COMMON  STOCK.

          (i) The Committee may permit payment by the tendering of previously acquired shares of Common Stock. This includes the use of "pyramiding transactions" whereby some number of Options are exercised; then the shares gained through the exercise are tendered back to the Company as payment for a greater number of Options. This transaction may be repeated as needed to exercise all of the Options available.

          (ii) Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.

14.     RIGHTS  OF  A  SHAREHOLDER:  NONTRANSFERABILITY.

     No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ or service of the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant's services as an Officer or other employee at any time.

     Except as permitted under the Code (with respect to Incentive Stock Options) and the rules promulgated pursuant to Section 16(b) of the Exchange Act or any successor statutes or rules, no Award under the Plan shall be transferable by the Participant other than by will or the laws of intestate succession or pursuant to a domestic relations order or unless determined otherwise by the Committee.

15.     AGREEMENT  WITH  GRANTEES.

     Each  Award  will  be   evidenced  by   a   written  agreement(s)  (whether
constituting an NSO Agreement, ISO Agreement, Stock Award Agreement or any combination thereof), executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the Exercise Price if any, the terms or other applicable periods, and other terms and conditions as may be required or imposed by the Plan, the Committee, or the Board of Directors, and may describe or specify tax law considerations or applicable securities law considerations.

16.     DESIGNATION  OF  BENEFICIARY.

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

17.     DILUTION  AND  OTHER  ADJUSTMENTS.

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, or in the event a capital distribution is made, the Committee will make such adjustments to Awards to prevent dilution, diminution or enlargement of the rights of the Participant, as the Committee deems appropriate, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan; or

     (c) adjustments in the exercise price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

     Alternatively, the Committee could provide the Participant with a cash benefit for shares underlying vested, but unexercised Options, in order to achieve the aforementioned effect. All Awards under this Plan shall be binding upon any successors or assigns of the Company.

18.     TAX  WITHHOLDING.

     Awards under this Plan shall be subject to tax withholding to the extent required by any governmental authority. Any withholding shall comply with Rule 16b-3 or any amendment or successive rule. Shares of Common Stock withheld to pay for tax withholding amounts shall be valued at their Fair Market Value on the date the Award is deemed taxable to the Participant.

19.     AMENDMENT  OF  THE  PLAN.

     The Board of Directors may at any time, and from time to time, subject to applicable rules and regulations, modify or amend the Plan or any Award granted under the Plan, in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code, shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation.

     Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

     No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

20.     TERMINATION  OF  THE  PLAN.

     The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; or (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options or the distribution of Stock Awards which together with the exercise of Limited Rights is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

21.     APPLICABLE  LAW.

     The Plan will be administered in accordance with the laws of the State of Colorado and applicable federal law.

22.     DELEGATION  OF  AUTHORITY.

     The Committee may delegate all authority for: the determination of forms of payment to be made by or received by the Plan; the execution of Award agreements; the determination of Fair Market Value; the determination of all other aspects of administration of the plan to the Officers of the Company. The Committee may rely on the descriptions, representations, reports and estimate provided to it by the management of the Company for determinations to be made pursuant to the Plan, including the attainment of performance goals. However, only the Committee or a portion of the Committee may certify the attainment of a performance goal.